UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2015

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ		08543-7528
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a private sale by Isaac Capital Group LLC of a majority of its position in our securities, effective June 12, 2015, Jon Isaac resigned from the Board of Directors (the “Board”) of Dataram Corporation (the “Company,” “our”, or “us”).  Effective June 16, 2015, the Board confirmed the nomination of Edward Karr, age 45, as an Independent Director.

Mr. Karr is the Chief Executive Officer of RAMPartners S.A., a Geneva-based investment management and investment banking firm that he founded in 2005 and which has helped raise more than $200 million for small capitalization companies in a variety of fields. Edward is also the Chief Executive Officer of and Managing Director at two other private Swiss financial management companies, Strategic Asset Management SA, Strategic Swiss Advisors Sarl, both of which he co-founded in 2012. For the six years prior to his founding RAMPartners, he managed a private Swiss asset management, investment banking and trading firm based in Geneva, where he was responsible for all of its capital market transactions, investment and marketing activities. Effective June 9, 2015, Edward was appointed to the board of directors (and the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee) of Pershing Gold Corporation, a gold and precious metals exploration company that is pursuing exploration, development, and mining opportunities primarily in Nevada. In 2004, Futures Magazine named Mr. Karr as one of the world’s top traders. He is a frequent contributor to CNBC, Bloomberg, and Reuters and has been quoted in numerous financial publications. Prior to moving to Geneva in 1997, he worked for Prudential Securities in the United States. Edward studied at Embry-Riddle Aeronautical University, Lansdowne College in London, England, and received a B.S. in Economics/Finance with Honors (magna cum laude) from Southern New Hampshire University. Mr. Karr is a current board member and President of the American International Club of Geneva and Co-Chairman of Republican’s Abroad Switzerland. Based on his 20 years of experience in the financial services industry and his long-standing capital markets experience as a financial analyst, money manager, and investor. our Board believes that Mr. Karr will provide significant on-going value to us as a director.

There are no family relationships between Mr. Karr and any other director or executive officer of Dataram. Mr. Karr has not engaged in any transactions with us that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In our Current Report on Form 8-K for the June 8, 2015 events, we disclosed the appointment of David Moylan as our permanent President and Chief Executive Officer and his compensation.  The compensation disclosure is corrected in this Current Report.  The exercise price of Mr. Moylan’s three-year option was incorrectly disclosed as $1.00; the correct exercise price is $1.69.  Further the number of shares underlying the option was incorrectly disclosed as 50,000; the correct number of underlying shares is 166,667.  The current economic effect of the option was correctly noted in the earlier 8-K.

Section 8 – Other Events.

Item 8.01 Other Events.

On June 18, 2015, the Company issued a press release announcing the appointment of Mr. Moylan as the Company’s permanent President and Chief Executive Officer. Such press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: June 18, 2015
/s/ DAVID A. MOYLAN
(Signature)
David A. Moylan
Chairman and Chief Executive Officer